EXHIBIT 1

To the knowledge of the Funds, the following are the only persons who owned of record or beneficially, five percent or more of the respective Fund’s outstanding Units, as of the Record Date:

MASTER FUND

Name and Address of Owner	Amount of Outstanding Units	Percentage of Outstanding Units
Excelsior Private Markets Fund III (TE), LLC MA1-225-04-07 225 Franklin Street Boston, MA 02110-2804	4,416.42	42.79%
Excelsior Private Markets Fund III (TI), LLC MA1-225-04-07 225 Franklin Street Boston, MA 02110-2804	5,904.34	57.21%

TI FUND

Name and Address of Owner	Amount of Outstanding Units	Percentage of Outstanding Units
BANK OF AMERICA (MLTC) SUCCESSOR CO-TRUSTEE OF THE 1945 WILLIAM D HAAS TR-AI P.O. BOX 1524 PENNINGTON, NJ 08534-0685	1,412.7358	18.79%
BANK OF AMERICA (MLTC) SUCCESSOR CO-TRUSTEE OF THE 1956 WILLIAM D HAAS TR-AI P.O. BOX 1524 PENNINGTON, NJ 08534-0685	1,033.0164	13.74%
HARRY LEBENSFELD 1965 TRUST MSP Bank of America 100 Federal St., MA5-100-07-12 Boston, MA 02110	747.4793	9.94%

TE FUND

Name and Address of Owner	Amount of Outstanding Units	Percentage of Outstanding Units
UW EUGENE HIGGINS CHAR TRUST NMA 114 W 47th St Ste C-1 Bank of America New York, NY 10036-1592	457.3983	7.98%

Lawson, TUW Victor F. Trust US Trust/Bank of America 135 S. LaSalle Street IL4-135-14-04 Chicago, IL 60603	320.1788	5.58%
Martha Dana Mercer Trust US Trust Bank of America MA1-225-04-02 225 Franklin Street Boston, MA 02110-2804	304.9322	5.32%
IR SUC CO TUA Anderson CH FDN Attn: Bradford Robb 114 West 7th St., Suite 1200 Austin, TX 78701	304.9322	5.32%

As of the Record Date, U.S. Trust is the beneficial owner of the following outstanding Units of each Fund by virtue of its power to exercise voting rights with respect to those Units. Through the exercise of its voting rights with respect to Units, U.S. Trust may determine the outcome of voting on the Proposals. U.S. Trust's address is 114 West 47th Street, New York, NY 10036.

	Amount of Outstanding Units	Percentage of Outstanding Units
Master Fund	[____]	[____]
TI Fund	[____]	[____]
TE Fund	[____]	[____]

[As of the Record Date, the officers and Managers of the Funds as a group beneficially owned less than 1% of the outstanding Units.]